UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the caption “Borrowings Under Revolving Credit Facility” is incorporated herein by reference.

Item 8.01.Other Events.

Borrowings Under Revolving Credit Facility

As previously disclosed, STORE Capital Corporation (the “Company”) is a party to that certain Amended and Restated Credit Agreement, dated as of February 9, 2018 (as amended, the “Credit Agreement”), by and among the Company, as borrower, and the lenders and agents party thereto, which includes a $600 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and two $100 million senior unsecured term loans. The material terms of the Revolving Credit Facility and the term loans are described under “Note 4 – Debt” of the Notes to Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), filed with the Securities and Exchange Commission on February 21, 2020 and incorporated herein by reference, and a copy of the Credit Agreement is filed as an exhibit to the Form 10-K. As of December 31, 2019, the Company had no outstanding borrowings under the Revolving Credit Facility. Through March 16, 2020, the Company had drawn $150 million under the Revolving Credit Facility to fund acquisitions of properties in the ordinary course of business and to increase its cash position and preserve financial flexibility in light of current economic uncertainties in the United States and globally arising from the COVID-19 pandemic.

On March 26, 2020, the Company borrowed an additional $450 million under the Revolving Credit Facility as a further precautionary measure to increase its cash position and preserve financial flexibility in light of the ongoing and continued economic uncertainties in the United States and globally arising from the COVID-19 pandemic. The proceeds of borrowings under the Revolving Credit Facility may be used for general business or other purposes permitted by the Credit Agreement. Based on the Company’s current debt ratings, the initial interest rate for borrowings under the Revolving Credit Facility is LIBOR plus 1.00%, which was 1.92% as of March 26, 2020. As of March 31, 2020, and after giving effect to the foregoing borrowing, the Company had an aggregate of $600 million outstanding under the Revolving Credit Facility and had over $630 million in cash on hand.

Supplemental Risk Factor

The following risk factor supplements the risk factors described under “Item 1A. Risk Factors” in the Form 10-K, and should be read in conjunction with the other risk factors presented in the Form 10-K.

Actual or perceived threats associated with epidemics, pandemics or public health crises could have a material adverse effect on our results of operations and the businesses of our customers.

Epidemics, pandemics or other public health crises, including the recent spread of Coronavirus (“COVID-19”), that impact states where our customers operate their businesses or where our properties are located, and preventative measures taken to alleviate any public health crises, including “shelter-in-place” or “stay-at-home” orders issued by local, state or federal authorities, may have a material adverse effect on our and our customers’ businesses, results of operations, liquidity and ability to access capital markets, and may affect our ability as a net-lease real estate investment trust to acquire properties or lease properties to our customers, who may be unable, as a result of any economic downturn occasioned by public health crises, to make rental payments when due.

The top industries in our portfolio are restaurants, early childhood education centers, health clubs, furniture stores and automotive repair and maintenance services. Our customers in each of these industries, as well as our customers that operate other service and retail businesses, depend on in-person interactions with their own customers to generate unit-level profitability, and an epidemic, pandemic or other public health crisis may decrease customers’ willingness to frequent, and mandated “shelter-in-place” or “stay-at-home” orders may prevent customers from frequenting, our customers’ businesses, which may result in our customers’ inability to maintain profitability and make timely rental payments to us under their leases.

Epidemics, pandemics or public health crises, and any current or future “shelter-in-place” or “stay-at-home” orders issued by local, state or federal authorities, may reduce the available workforce of our customers, which could adversely affect our customers’ abilities to maintain unit-level profitability. Risks related to epidemics, pandemics or public health crises could also lead to complete or partial shutdowns of one or more of our customers’ manufacturing facilities or distribution centers, temporary or long-term disruptions in our customers’ supply chains from local, national and international suppliers, or otherwise delay the delivery of inventory or other materials necessary for our customers’ operations. Such disruptions could adversely impact our customers’ ability to generate sufficient revenues, and could force customers to reduce or delay offerings of their products and services, or result in our customers’ bankruptcy or insolvency, which would diminish our ability to receive rental revenue we are owed under their leases.

The spread of COVID-19 during the first quarter of 2020 has already caused economic downturns on a global scale, and international financial markets may continue to experience significant volatility, which may adversely affect our and our customers’ respective businesses, financial condition, liquidity and results of operations. The impact of any epidemic, pandemic or public health crisis on our business, financial condition, liquidity and results of operations will depend on actions taken by local, state, national and international governments and non-governmental organizations, the medical community and other private actors, and the collective response to COVID-19, or any other public health crisis, cannot be readily predicted, and new information may be revealed, or new and unforeseen actions may be taken, to alleviate or worsen the spread and effects of any such public health crisis.

These and other potential impacts of epidemics, pandemics or public health crises could therefore materially and adversely affect our business, financial condition, liquidity and results of operations.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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STORE Capital Corporation

Dated: March 31, 2020
	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President-General Counsel